UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATA STORAGE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	98-0530147

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

48 South Service Road Melville, NY 11747
(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock, Par Value $0.001 Per Share	The Nasdaq Stock Market LLC

Warrants to Purchase Shares of Common Stock, Par Value $0.001 Per Share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-253056

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are: (i) shares of common stock, par value $0.001 per share (the “Common Stock”), of Data Storage Corporation (the “Registrant”) and (ii) warrants (the “Warrants”) to purchase shares of Common Stock. The information required by this Item 1 is set forth under the headings “Description of Our Securities That We Are Offering—Common Stock” and “Description of Our Securities That We Are Offering—Warrants” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253056) (the “Registration Statement”), as filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) and is incorporated herein by reference. In addition, the above-referenced descriptions of the Common Stock and the Warrants included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant other than the Common Stock and Warrants are to be registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 10, 2021

DATA STORAGE CORPORATION

/s/ Charles M. Piluso
Charles M. Piluso
Chief Executive Officer